AMENDMENT TO THE
ETF SERIES SOLUTIONS
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, to the Fund Accounting Servicing Agreement dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”), and is effective as of the last signature on the signature block.

RECITALS

WHEREAS, the parties to the Agreement desire to amend the Agreement to add the AAM Low Duration Preferred & Income Securities ETF in the manner set forth herein; and

WHEREAS, the parties to the Agreement desire to amend the fee schedule in Exhibit T; and

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit T is hereby superseded and replaced with Exhibit T attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS            U.S. BANCORP FUND SERVICES, LLC

By: /s/ Michael D. Barolsky            By: /s/ Anita M. Zagrodnik
Name: Michael D. Barolsky            Name: Anita M. Zagrodnik
Title: Vice President and Secretary             Title: Sr VP        11/5/19

AAM

Exhibit T to the ETF Series Solutions Fund Accounting Servicing Agreement

AAM S&P 500 Sector High Dividend ETF
AAM S&P Emerging Markets Sector High Dividend ETF
AAM S&P Developed Markets High Dividend Value ETF
AAM Low Duration Preferred & Income Securities ETF

Base Fee for Accounting, Administration, Transfer Agent & Account Services

The following reflects the greater of the basis point fee or annual minimum1 where Advisers Asset Management name acts as Adviser to the fund in the ETF Series Solutions (ESS) ETF Trust.

Note: Annual minimum fee for Fund 3 will be discounted 50% for the first 2 months of service starting on the launch date. Annual minimum fee for Fund 4 will be discounted by 50% for the first 6 months of service starting on the launch date.1
Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5    $[ ]            First $500m    [ ] bps
Funds 6-10    $[ ]            Next $500m     [ ] bps
Funds 11-15    $[ ]            Next $2b        [ ] bps
Funds 16+    $[ ]            Balance        [ ] bps

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should “The Advisor” terminate this service agreement with U.S. Bank prior to the end of the initial two-year period, “The Advisor” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Advisor” launched a Fund on March 1, 2018 and terminated the relationship on June 30, 2020, “The Advisor” would owe would owe U.S. Bank up to [ ]% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody + $[ ] Distributor)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

AAM

Exhibit T (continued) to the Fund Accounting Servicing Agreement

Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)

▪	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps

▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps

▪	$[ ] – Bank Loans

▪	$[ ] – Swaptions, Intraday money market funds pricing, up to 3 times per day

▪	$[ ] – Credit Default Swaps

▪	$[ ] per Month Manual Security Pricing (>25per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions

▪	$[ ] per Foreign Equity Security per Month

▪	$[ ] per Domestic Equity Security per Month

▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
ESS Trust Chief Compliance Officer Annual Fee (subject to board approval)

▪	$[ ] for the first fund

▪	$[ ] for each additional fund

▪	$[ ] per sub-advisor per fund

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative
SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund

▪	Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting

▪	$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Additional 15c reporting is subject to additional charges

▪	Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require

AAM

additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

AAM

Exhibit T (continued) to the Fund Accounting Servicing Agreement
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services

▪	Base fee – $[ ] per fund per year

▪	Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)

▪	$[ ] set up fee per fund complex

▪	$[ ] per fund per month
C- Corp Administrative Services

▪	1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]

▪	1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)

▪	U.S. Bank Fee Schedule plus $[ ]

Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the schedules on this Exhibit T.

Advisors Asset Management, Inc

By: /s/ Lance McGray

Printed Name: Lance McGray

Title: Head of ETF Product            Date: 11/1/19

AAM